Exhibit 99.(d)(2)(FF)(i)

FIRST AMENDMENT TO

AMERICAN BEACON FUNDS

INVESTMENT ADVISORY AGREEMENT

This Amendment to the American Beacon Funds Investment Advisory Agreement (“Amendment”) is effective as of November 13, 2018 by and among American Beacon Funds, a Massachusetts Business Trust (“Trust”), American Beacon Advisors, Inc., a Delaware Corporation (the "Manager"), and Continuous Capital, LLC, a Delaware limited liability company (the "Adviser");

WHEREAS, the Trust, the Manager and the Adviser entered into an Investment Advisory Agreement dated as of September 25, 2018 (the “Agreement”); and

WHEREAS, the parties desire to amend certain provisions of the Agreement, as more particularly set forth below.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

1.        Amendment to Agreement.

Section 14(g) A and 14(g) B of the Agreement shall be replaced with the following:

A.	If to the Manager:

American Beacon Advisors, Inc.

220 East Las Colinas Blvd.

Suite 1200

Irving, TX 75039

Attention: Chief Investment Officer

with a copy to General Counsel at the same address.

Facsimile: 817-391-6131

B.	If to the Adviser:

Continuous Capital, LLC

220 East Las Colinas Blvd.

Suite 1200

Irving, TX 75039

Attention: Morley D. Campbell, President and CIO

with a copy to the General Counsel at the same address

Facsimile: 817-391-6131

2.       Miscellaneous.

(a)      Except as expressly amended by this Amendment, all provisions of the Agreement shall remain in full force and effect. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement.

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(b)       This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Continuous Capital, LLC:
By:	/s/ Morley D. Campbell
Name: Morley D. Campbell
Title: President

American Beacon Advisors, Inc.
By:	/s/ Jeffrey K. Ringdahl
Jeffrey K. Ringdahl
President

American Beacon Funds
By:	/s/ Gene L. Needles, Jr.
Gene L. Needles, Jr.
President
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